UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date Of Report (Date of earliest event reported): October 11, 2001



                               FRD ACQUISITION CO.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       333-07601                57-1040952
(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

3355 Michelson Dr., Suite 350, Irvine, CA                          92612
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (864) 597-8000

Former name or former address, if changed since last report:




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Item 5.  Other Events.

On October 11, 2001, the letter of intent previously reported as being entered into on September 20, 2001 between FRD Acquisition Co. ("FRD"), the wholly owned subsidiary of Advantica Restaurant Group, Inc., and Coco's and Carrows Acquisition Company with respect to the purchase and sale of all the outstanding capital stock of FRI-M Corporation ("FRI-M"), which operates, through subsidiaries, the Coco's and Carrows restaurant chains, terminated in accordance with its own terms following an extension of time. FRD, which is the subject of a case under Chapter 11 of the United States Bankruptcy Code, continues to pursue the disposition of FRI-M and its Coco's and Carrows chains. No assurance, however, can be given that a sale of FRI-M will successfully be completed or will ultimately be authorized and approved by the United States Bankruptcy Court of Delaware.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FRD Acquisition Co.


                                  By:       /s/Rhonda J. Parish
                                        ----------------------------------------
                                        Name:  Rhonda J. Parish
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


Date:   October 15, 2001



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